FOREBEARANCE AGREEMENT

      AGREEMENT, dated as of August 31, 2007, by and between [Noteholder] ("Payee") and ABC Funding, Inc. (the "Company").

                                R E C I T A L S:

      The Company issued its 10% Convertible Promissory Note in the principal amount of $________, dated , 2006 in favor of Payee (the "Note");

      Payment of the principal of and interest accrued on the Note is due August 31, 2007. The Company has requested, and for good and valuable consideration provided for herein, the Payee has agreed that they shall forebear from taking any action to collect upon the Note prior to February 28, 2008.

      NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

      1. All defined terms set forth herein shall have the same meaning ascribed thereto in the Note.

      2. The Note is amended to provide that (i) the Maturity Date of the Note shall be February 28, 2008, or, if earlier, the date of consummation by the Company of a merger, combination or sale of substantially all of its assets or the purchase by a single entity or person or group of affiliated entities or persons of more than fifty (50%) percent of the voting stock of the Company (a "Merger Transaction" and (ii) from September 1, 2007, until the date of payment thereof in full, interest shall accrue on the outstanding principal amount of the Note at the rate of twelve (12%) per cent per annum and shall be paid as set forth in the Note.

      3. Promptly following execution and delivery of this Agreement, the Company shall issue and deliver to Payee such number of restricted shares of the Company's Common Stock as is determined by multiplying the Principal Amount of the Note by .one-tenth ($.10) and dividing such sum by $0.50.

      4. Payee represents and warrants that it is the holder of the Note, and that none of Payee's rights thereunder have been assigned and that no Event of Default has occurred under the Note.

      5. This Extension Agreement may be executed in one or more counterparts, which together shall be treated as a single instrument. Except as set forth herein, all of the terms and conditions of the Note shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ABC Funding, Inc.


By: _____________________________                 ______________________________
    Name:                                         [NOTE HOLDER]
    Position: